FORM 8-A

                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



                                 FI-TEK VII, INC.
               ______________________________________________________
               (Exact name of registrant as specified in its charter)

           Delaware                                  84-1148206
______________________________       __________________________________
(State of incorporation or          (I.R.S. Employer Identification No.)
       organization)

5530 East  Seventeenth Avenue Parkway, Denver, Colorado           80220
_________________________________________________________________________
 (Address of principal executive offices)                     (Zip  Code)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class              Name of each exchange on which
      to be so registered              each class is to be registered

________________________________      _______________________________
________________________________      _______________________________
________________________________      _______________________________

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 33-37514-D
         __________

     Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock. $.00001 par value
                       ___________________________________
                               (Title of Class)

                      Class A Common Stock Purchase Warrants
                     _________________________________________
                                (Title of Class)

                      Class B Common Stock Purchase Warrants
                     _________________________________________
                                (Title of Class)

Item 1.     Description of Registrant's Securities to be Registered

     The information required pursuant to this item is incorporated by reference to the Registrant's Registration Statement No. 33-37514-D, previously filed on Form S-18 and effective April 14, 1992.

Item 2.     Exhibits

1.   The following exhibits are filed as part of this Registration Statement:

     (a) Certificate of Incorporation, incorporated by reference to Registration Statement No. 33-37514-D, effective April 14, 1992.

     (b) Bylaws, incorporated by reference to Registration Statement No. 33-37514-D, effective April 14, 1992.

     (c) Specimen Stock Certificate.

     (d) Specimen Class A Warrant Certificate.

     (e) Specimen Class B Warrant Certificate.

     (f) Unit Warrant Agreement, incorporated by reference to Registration Statement No. 33-37514-D, effective April 14, 1992.

     (g) Rights of Stockholders (included in (a), (b), (d), (e), and (f), above).

                                SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  September 27, 1999                        FI-TEK VII, INC.



                              By:   /s/ Ronald J. Miller
                                    -----------------------------------------
                                    Ronald J. Miller, Secretary and Treasurer